Exhibit (h) i.h3.

AMENDMENT NO. 1

TO

PARTICIPATION AGREEMENT

THIS AMENDMENT is effective as of June 30, 2008. It amends the Participation Agreement dated as of the 21st day of April, 2006 (the “Agreement”) by and among Massachusetts Mutual Life Insurance Company on its own behalf and on behalf of its segregated asset accounts, C.M. Life Insurance Company on its own behalf and on behalf of its segregated asset accounts, PIMCO Variable Insurance Trust, and Allianz Global Investors Distributors LLC.

For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

Schedule A of the Agreement is deleted in its entirety and replaced with Schedule A attached hereto

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have hereunto affixed their respective authorized signatures as of the effective date set forth above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY:

By its authorized officer

By:	/s/ Jo-Anne Rankin
Print Name	Jo-Anne Rankin
Title:	VP & Actuary

C.M. LIFE INSURANCE COMPANY:

By its authorized officer

By:	/s/ Jo-Anne Rankin
Print Name	Jo-Anne Rankin
Title:	VP & Actuary

PIMCO VARIABLE INSURANCE TRUST:

By its authorized officer

Seal: Legal ALC	By:	/s/ Peter G. Strelow
	Print Name	Peter G. Strelow
	Title:	Vice President

ALLIANZ GLOBAL INVESTORS DISTRIBUTORS LLC:

By its authorized officer

Seal: Legal RHK	By:	/s/ Brian Jacobs
	Print Name	Brian Jacobs
	Title:	Managing Director, Head of Sales

SCHEDULE A

(effective June 30, 2008)

PIMCO Variable Insurance Trust Portfolios:

•	CommodityRealReturn StrategyTM – Advisor Class

Segregated Asset Accounts:

•	Massachusetts Mutual Variable Annuity Separate Account 4

•	C.M. Multi Account A

•	Massachusetts Mutual Variable Life Separate Account I

Contracts/Policies:

•	MassMutual EvolutionSM

•	MassMutual Transitions®

•	MassMutual Transitions SelectSM

•	MassMutual Artistry

•	MassMutual RetireEase SelectSM

•	Panorama Passage

•	Panorama Premier

•	Variable Universal Life III